Exhibit 24

POWER OF ATTORNEY

The undersigned, acting in the capacity or capacities stated opposite their respective names below, hereby constitute and appoint BARRY J. SHARP and WILLIAM R. LURASCHI and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to sign for and in the name of the undersigned in the capacities indicated below the Company’s Annual Report on Form 10-K/A and any and all amendments and supplements thereto. This Power of Attorney may be executed in one or more counterparts, each of which together constitute one and the same instrument.

SIGNATURE	TITLE	DATE

/s/ RICHARD DARMAN
Richard Darman	Chairman of the Board and Director	January 19, 2006

/s/ PAUL T. HANRAHAN
Paul T. Hanrahan	President, Chief Executive Officer and Director	January 19, 2006

/s/ KRISTINA M. JOHNSON
Kristina M. Johnson	Director	January 19, 2006

/s/ JOHN A. KOSKINEN
John A. Koskinen	Director	January 19, 2006

/s/ PHILIP LADER
Philip Lader	Director	January 19, 2006

/s/ JOHN H. MCARTHUR
John H. McArthur	Director	January 19, 2006

/s/ SANDRA O. MOOSE
Sandra O. Moose	Director	January 19, 2006

/s/ PHILIP A. ODEEN
Philip A. Odeen	Director	January 19, 2006

/s/ CHARLES O. ROSSOTTI
Charles O. Rossotti	Director	January 19, 2006

/s/ SVEN SANDSTROM
Sven Sandstrom	Director	January 19, 2006

/s/ ROGER W. SANT
Roger W. Sant	Director	January 19, 2006